Exhibit 99
                                                                     ----------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              EXHIBIT TO FORM 10-K
                                   (FORM 11-K)

                     ANNUAL REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
     1934

     For the fiscal year ended           December 31, 1998
                              --------------------------------------.

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

     For the transition period from _______________ to_________________

     Commission file number         0-11510
                           --------------------------.

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                         CITIZENS INCENTIVE SAVINGS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                              CNB BANCSHARES, INC.
                              20 N.W. THIRD STREET
                         EVANSVILLE, INDIANA  47739-0001

                                  SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CITIZENS INCENTIVE SAVINGS PLAN
                               -------------------------------
                                     (Name of the Plan)

Date:    June 24, 1999            By    /s/ James R. Dodd
     ---------------------              ----------------------
                                        James R. Dodd
                                        President, Trust & Investment
                                          Management Division
                                          CIVITAS BANK, Trustee



                                     Page



                               CITIZENS INCENTIVE
                                  SAVINGS PLAN

                              Financial Statements
                           December 31, 1998 and 1997
                           With Supplemental Schedules


                                     Page


                         CITIZENS INCENTIVE SAVINGS PLAN

                                TABLE OF CONTENTS


                                                              PAGE
----------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT                                    1

FINANCIAL STATEMENTS
  Statement of net assets available for benefits                2
  Statement of changes in net assets available for benefits     3
  Notes to financial statements                                 4

SUPPLEMENTAL SCHEDULES
  Item 27a-Schedule of assets held for investment purposes     17
  Item 27d-Schedule of reportable transactions                 18


                                      Page


[Olive Letterhead]
                          INDEPENDENT AUDITOR'S REPORT



Advisory Committee
Citizens Incentive Savings Plan
CNB Bancshares, Inc.
Evansville, Indiana


We have audited the accompanying statement of net assets available for benefits of Citizens Incentive Savings Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Citizens Incentive Savings Plan as of December 31, 1998 and 1997 and the changes in its net assets available for benefits for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedules as listed in the accompanying table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Olive LLP
Evansville, Indiana
May 13, 1999


                                      Page


                         CITIZENS INCENTIVE SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS



DECEMBER 31                               1998           1997
---------------------------------------------------------------------
ASSETS
  Investments, at fair value          $56,023,239     $49,204,764
  Accrued income receivable                                19,278
  Employee contributions receivable       130,895          68,723
  Employer contributions receivable       125,220          80,678
  Cash                                      8,436          56,723
                                      -------------------------------
    Total assets                       56,287,790      49,430,166

LIABILITIES
  Amount payable for securities purchased       0         112,426
                                      -------------------------------

NET ASSETS AVAILABLE FOR BENEFITS     $56,287,790     $49,317,740
                                      ===============================


See notes to financial statements.


                                       (2)


                         CITIZENS INCENTIVE SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS



YEAR ENDED DECEMBER 31                       1998            1997             1996
----------------------------------------------------------------------------------------
ADDITIONS
  Investment income
    Net appreciation in fair value
      of investments                   $  3,490,104     $  8,631,988     $11,067,367
    Interest                                159,979          152,337          96,599
    Dividends                               112,716          142,460          18,134
  Employee contributions                  3,815,986        2,696,741       2,536,828
  Employer contributions                  1,507,703        1,042,026         962,144
  Rollovers                                 336,923          704,837       1,046,430
  Merger                                    196,050
                                       -------------------------------------------------
      Total additions                     9,619,461       13,370,389      15,727,502

DEDUCTIONS
  Benefits paid to participants           2,649,411        2,458,622       1,082,691
                                       -------------------------------------------------

NET INCREASE                              6,970,050       10,911,767      14,644,811

NET ASSETS AVAILABLE FOR BENEFITS,
  BEGINNING OF YEAR                      49,317,740       38,405,973      23,761,162
                                       -------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS,
  END OF YEAR                           $56,287,790      $49,317,740     $38,405,973
                                       =================================================


See notes to financial statements.


                                       (3)


                         CITIZENS INCENTIVE SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF PLAN

The following description of Citizens Incentive Savings Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

GENERAL
The Plan is a defined contribution plan sponsored by CNB Bancshares, Inc. and its wholly-owned subsidiaries (Company) for the benefit of employees who have attained age 21 and completed one year of service and who have worked 1,000 hours in a 12-month period. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Civitas Bank (formerly The Citizens Trust Company of Indiana, N.A.) is the trustee of the Plan.

CONTRIBUTIONS
The Plan permits eligible employees through a salary reduction election to have the Company make annual contributions of up to 15% of eligible compensation. Employee rollover contributions are also permitted. The Company makes matching contributions of employees' salary reduction amounts of 50% up to 6% of employees' compensation. Company matching contributions are invested in the CNB Bancshares Stock Fund.

PARTICIPANT INVESTMENT ACCOUNT OPTIONS
Investment account options available include various funds. Each participant has the option of directing his contributions into any of the separate investment accounts and may change the allocation daily.

PARTICIPANT ACCOUNTS
Each participant's account is credited with the participant's contribution and allocation of the Company's contribution and Plan earnings. Allocations are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

VESTING
Participants are immediately vested in all of their accounts plus the actual earnings thereon.

PAYMENT OF BENEFITS
Upon termination of service, participants may elect to receive a lump-sum amount equal to the value of their accounts. Retirees (age 55 or older) may elect to receive their benefits in equal monthly installments over a period elected by the participant, not to exceed their life expectancy. Withdrawals other than for termination are permitted under circumstances provided by the Plan.

LOANS
The plan agreement includes provisions authorizing loans from the Plan to active eligible participants. Loans are made to any eligible participant demonstrating a qualifying need. The minimum amount of a loan shall be $400. The maximum amount of a loan is determined by the available loan balance restricted to the lesser of $50,000 or 50% of the voluntary savings and vested portion of Company contributions. All loans are covered by demand notes and are repayable through payroll withholdings or periodic payments over a period not to exceed five years (except for loans for the purchase of a primary residence). Interest on the loans is based on market rates.


                                       (4)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS


PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

METHOD OF ACCOUNTING
The accompanying financial statements are prepared on the accrual method of accounting.

ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets and changes in net assets available for benefits. Actual results could differ from those estimates.

INVESTMENTS
Investments are valued at quoted market price or prices established by local security brokers. Securities traded on a National Securities exchange are valued at quoted market prices on the last business day of the plan year. Collective investment funds are valued at estimated fair value as determined by the plan trustee. Certificates of deposit and certain investments are valued at cost, which approximates market. Purchases and sales of securities are recorded on a trade-date basis.

PAYMENT OF BENEFITS
Benefits are recorded when paid.

ADMINISTRATIVE EXPENSES
All expenses incurred in the administration of the Plan are paid by the Company.


                                       (5)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS


NOTE 3 -  INVESTMENTS

The Plan's investments are held by a bank-administered trust fund. The Plan's investments (including investments bought, sold, and held during the year) appreciated in fair value as follows:


                                                      NET APPRECIATION
                                                       IN FAIR VALUE    FAIR VALUE AT
                                                        DURING YEAR      END OF YEAR
                                                       -----------------------------------
YEAR ENDED DECEMBER 31, 1998
  Investments at fair value as determined by quoted
    prices in an active market
    Mutual funds                                       $    589,154     $  3,710,034
  Investments at estimated fair value
    Cash equivalents                                                       2,348,790
    Participant loans                                                        728,045
    Collective investment funds                           2,900,950       49,236,370
                                                       -----------------------------------

                                                       $  3,490,104     $ 56,023,239
                                                       ===================================
YEAR ENDED DECEMBER 31, 1997
  Investments at fair value as determined by quoted
    prices in an active market
    Mutual funds                                       $    143,954     $  2,035,574
  Investments at estimated fair value
    Cash equivalents                                                       1,880,173
    Participant loans                                                        618,057
    Collective investment funds                           8,488,034       44,670,960
                                                      ------------------------------------

                                                       $  8,631,988     $ 49,204,764
                                                      ====================================
YEAR ENDED DECEMBER 31, 1996
  Investments at fair value as determined by quoted
    prices in an active market
    Mutual funds                                       $    119,449     $  1,375,104
  Investments at estimated fair value
    Cash equivalents                                                       1,546,041
    Participant loans                                                        437,707
    Collective investment funds                          10,947,918       34,762,750
                                                       -----------------------------------

                                                       $ 11,067,367     $ 38,121,602
                                                       ===================================


                                       (6)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS


The fair value of individual investments that represent five percent or more of the Plan's net assets are as follows:



DECEMBER 31                                                     1998              1997
---------------------------------------------------------------------------------------------
Collective Investment Funds
  Core Equity Fund-99,308 and 97,516 units                  $  5,912,685     $  4,556,538
  Income Fund-19,498 and 17,164 units                          3,346,536        2,660,105
  CNB Bancshares Stock Fund-1,813,594 and 1,762,011 units     37,772,184       35,304,157




NOTE 4 - NET ASSETS BY SEPARATE INVESTMENT ACCOUNTS

The net assets and changes in net assets available for plan benefits by separate investment accounts are as follows:


                                                                              1998
                                 ---------------------------------------------------------------------------------------------
                                                                      PARTICIPANT DIRECTED
                                 ---------------------------------------------------------------------------------------------
                                  FIDELITY    FIDELITY       SCUDDER                    INTERMEDIATE     VALUE     SPARTAN U.S.
                                   MONEY      MAGELLAN    INTERNATIONAL      INCOME        INCOME        EQUITY       EQUITY
DECEMBER 31                        MARKET       FUND           FUND           FUND          FUND          FUND         FUND
------------------------------------------------------------------------------------------------------------------------------
Additions
  Investment income
    Net appreciation
      (depreciation) in fair
      value of investments                   $  506,090       $   32,516    $   328,381   $ 11,210      $  161,258   $ 50,548
    Interest                     $  103,360
    Dividends                                   104,499            7,012                                                1,205
  Employee contributions            177,955     383,410          251,437        393,741     26,309         463,120    104,085
  Rollovers                          21,478       9,908            9,967          6,752      3,741          20,009      9,931
  Merger                                397      42,925           29,065          6,550                     55,677
                                 ---------------------------------------------------------------------------------------------
                                    303,190   1,046,832          329,997        735,424     41,260         700,064    165,769
Deductions
  Benefits paid to participants     141,285      78,185           56,315        177,942      6,436          93,706      3,195
                                 ---------------------------------------------------------------------------------------------

Net Increase Prior to Interfund
  Transfers                         161,905     968,647          273,682        557,482     34,824         606,358    162,574

Interfund Transfers                 420,175     (42,596)          94,509        169,699   (525,902)        (35,289)   250,547
                                 ---------------------------------------------------------------------------------------------

Net Increase (Decrease)             582,080     926,051          368,191        727,181   (491,078)        571,069    413,121

Net Assets Available for Benefits,
  Beginning of Year               1,573,710   1,335,044          738,366      2,657,783    491,078       1,673,066
                                 ---------------------------------------------------------------------------------------------

Net Assets Available for Benefits,
  End of Year                    $2,155,790  $2,261,095       $1,106,557    $ 3,384,964   $      0      $2,244,135   $413,121
                                 =============================================================================================


                                                              (7)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS



                                                                   1998
                                     --------------------------------------------------------------------
                                                                          NON-PARTICIPANT
                                              PARTICIPANT DIRECTED           DIRECTED
                                     -----------------------------------------------------
                                        CORE          CNB          LOAN         CNB
                                       EQUITY      BANCSHARES     TRUST     BANCSHARES
DECEMBER 31                             FUND       STOCK FUND      FUND     STOCK FUND      TOTAL
---------------------------------------------------------------------------------------------------------
Additions
  Investment income
    Net appreciation (depreciation)
      in fair value of investments   $1,280,935   $   706,529               $   412,637   $ 3,490,104
    Interest                                                    $   56,619                    159,979
    Dividends                                                                                 112,716
  Employee contributions                454,493     1,561,436                               3,815,986
  Employer contributions                                                      1,507,703     1,507,703
  Rollovers                              29,919       225,218                                 336,923
  Merger                                 61,436                                               196,050
                                     --------------------------------------------------------------------
                                      1,826,783     2,493,183       56,619    1,920,340     9,619,461
Deductions
  Benefits paid to participants         175,651     1,250,547       26,303      639,846     2,649,411
                                     --------------------------------------------------------------------

Net Increase Prior to Interfund
  Transfers                           1,651,132     1,242,636       30,316    1,280,494     6,970,050

Interfund Transfers                    (271,701)     (154,438)      49,842       45,154
                                     --------------------------------------------------------------------

Net Increase (Decrease)               1,379,431     1,088,198       80,158    1,325,648     6,970,050

Net Assets Available for Benefits,
  Beginning of Year                   4,572,505    22,922,483      656,323   12,697,382    49,317,740
                                     --------------------------------------------------------------------

Net Assets Available for Benefits,
  End of Year                        $5,951,936   $24,010,681   $  736,481  $14,023,030   $56,287,790
                                     ====================================================================

                                                      (8)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS



                                                                         1997
                                     ---------------------------------------------------------------------------------
                                                                PARTICIPANT DIRECTED
                                     ---------------------------------------------------------------------------------
                                      FIDELITY     FIDELITY       SCUDDER                    INTERMEDIATE  VALUE
                                        MONEY      MAGELLAN    INTERNATIONAL       INCOME       INCOME     EQUITY
DECEMBER 31                            MARKET        FUND           FUND            FUND         FUND       FUND
----------------------------------------------------------------------------------------------------------------------
Additions
  Investment income
    Net appreciation (depreciation)
      in fair value of investments                $  172,254         $(28,300)     $ 240,100   $ 30,443  $  312,736
    Interest                         $   99,023
    Dividends                                         66,952           75,508
  Employee contributions                110,694      267,401          202,667        275,808     85,496     300,606
  Rollovers                              10,342       39,582           28,905        159,248      7,169     134,522
                                     ---------------------------------------------------------------------------------
                                        220,059      546,189          278,780        675,156    123,108     747,864
 Deductions
  Benefits paid to participants         176,237       85,747           31,305        211,390     18,948      42,018
                                     ---------------------------------------------------------------------------------

Net Increase Prior to Interfund
  Transfers                              43,822      460,442          247,475        463,766    104,160     705,846

Interfund Transfers                    (136,791)     (23,700)           7,633       (146,450)    28,705     267,324
                                     ---------------------------------------------------------------------------------

Net Increase (Decrease)                 (92,969)     436,742          255,108        317,316    132,865     973,170

Net Assets Available for Benefits,
  Beginning of Year                   1,666,679      898,302          483,258      2,340,467    358,213     699,896
                                     ---------------------------------------------------------------------------------

Net Assets Available for Benefits,
  End of Year                        $1,573,710   $1,335,044         $738,366     $2,657,783   $491,078  $1,673,066
                                     =================================================================================

                                                            (9)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS



                                                                 1997
                                    ------------------------------------------------------------------
                                                                          NON-PARTICIPANT
                                              PARTICIPANT DIRECTED           DIRECTED
                                    -------------------------------------------------------


                                        CORE          CNB          LOAN         CNB
                                       EQUITY      BANCSHARES     TRUST     BANCSHARES
DECEMBER 31                             FUND       STOCK FUND      FUND     STOCK FUND      TOTAL
------------------------------------------------------------------------------------------------------
Additions
  Investment income
    Net appreciation (depreciation)
      in fair value of investments   $1,061,706   $ 4,403,713               $ 2,439,336  $ 8,631,988
    Interest                                                    $   53,314                   152,337
    Dividends                                                                                142,460
  Employee contributions                285,687     1,168,382                              2,696,741
  Employer contributions                                                      1,042,026    1,042,026
  Rollovers                             196,031       129,038                                704,837
                                     -----------------------------------------------------------------
                                      1,543,424     5,701,133       53,314    3,481,362   13,370,389
Deductions
  Benefits paid to participants         208,447     1,114,529       30,354      539,647    2,458,622
                                     -----------------------------------------------------------------

Net Increase Prior to Interfund
  Transfers                           1,334,977     4,586,604       22,960    2,941,715   10,911,767

Interfund Transfers                     (74,685)   (1,927,028)     261,052    1,743,940
                                     -----------------------------------------------------------------

Net Increase (Decrease)               1,260,292     2,659,576      284,012    4,685,655   10,911,767

Net Assets Available for Benefits,
  Beginning of Year                   3,312,213    20,262,907      372,311    8,011,727   38,405,973
                                     -----------------------------------------------------------------

Net Assets Available for Benefits,
  End of Year                        $4,572,505   $22,922,483   $  656,323  $12,697,382  $49,317,740
                                     =================================================================


                                                      (10)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS



                                                                     1996
                                    -----------------------------------------------------------------------------
                                                             PARTICIPANT DIRECTED
                                    -----------------------------------------------------------------------------
                                     FIDELITY   FIDELITY      SCUDDER                   INTERMEDIATE  VALUE
                                      MONEY     MAGELLAN   INTERNATIONAL      INCOME       INCOME     EQUITY
DECEMBER 31                           MARKET      FUND          FUND           FUND         FUND       FUND
-----------------------------------------------------------------------------------------------------------------
Additions
  Investment income
    Net appreciation in fair value
      of investments                            $  78,175       $  41,274     $   53,440  $ 13,253   $109,651
    Interest                        $   75,878
    Dividends                                       3,601          12,919
  Employee contributions               110,057    281,071         185,984        282,994    78,370    211,260
  Rollovers                              4,779     77,411          31,185         27,137    16,366     41,732
                                    -----------------------------------------------------------------------------
                                       190,714    440,258         271,362        363,571   107,989    362,643
Deductions
  Benefits paid to participants         55,709     23,917          16,098        135,744    83,791     21,467
                                    -----------------------------------------------------------------------------

Net Increase Prior to Interfund
  Transfers                            135,005    416,341         255,264        227,827    24,198    341,176

Interfund Transfers                      5,702      9,141           8,932         61,032      (409)    62,772
                                    -----------------------------------------------------------------------------

Net Increase                           140,707    425,482         264,196        288,859    23,789    403,948

Net Assets Available for Benefits,
  Beginning of Year                  1,525,972    472,820         219,062      2,051,608   334,424    295,948
                                    -----------------------------------------------------------------------------

Net Assets Available for Benefits,
  End of Year                       $1,666,679  $ 898,302       $483,258     $2,340,467  $358,213   $699,896
                                    =============================================================================


                                                          (11)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS



                                                                 1996
                                     -----------------------------------------------------------------
                                                                        NON-PARTICIPANT
                                            PARTICIPANT DIRECTED            DIRECTED
                                     ---------------------------------------------------
                                       CORE         CNB          LOAN         CNB
                                      EQUITY     BANCSHARES     TRUST      BANCSHARES
DECEMBER 31                            FUND      STOCK FUND      FUND      STOCK FUND      TOTAL
------------------------------------------------------------------------------------------------------
Additions
  Investment income
    Net appreciation in fair value
      of investments                $  542,758  $ 7,354,996                $2,873,820   $11,067,367
    Interest                                                  $   20,721                     96,599
    Dividends                                         1,614                                  18,134
  Employee contributions               213,684    1,173,408                               2,536,828
  Employer contributions                                                      962,144       962,144
  Rollovers                             78,871      768,949                               1,046,430
                                    ------------------------------------------------------------------
                                       835,313    9,298,967       20,721    3,835,964    15,727,502
Deductions
  Benefits paid to participants        135,126      447,980       12,691      150,168     1,082,691
                                    ------------------------------------------------------------------

Net Increase Prior to Interfund
  Transfers                            700,187    8,850,987        8,030    3,685,796    14,644,811

Interfund Transfers                     48,502     (252,190)     118,241      (61,723)
                                    ------------------------------------------------------------------

Net Increase                           748,689    8,598,797      126,271    3,624,073    14,644,811

Net Assets Available for Benefits,
  Beginning of Year                  2,563,524   11,664,110      246,040    4,387,654    23,761,162
                                    ------------------------------------------------------------------

Net Assets Available for Benefits,
  End of Year                       $3,312,213  $20,262,907   $  372,311   $8,011,727   $38,405,973
                                    ==================================================================


                                                     (12)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS


NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Party-in-interest transactions include those with fiduciaries or employees of the Plan, any person who provides services to the Plan, an employer whose employees are covered by the Plan, an employee organization whose members are covered by the Plan, a person who owns 50 percent or more of such an employer or employee association, or relatives of such persons.

The Company provides certain administrative services at no cost to the Plan.

The Plan owns shares of common stock of CNB Bancshares, Inc. (via the CNB Bancshares Stock Fund). CNB Bancshares, Inc. is the sole stockholder of Civitas Bank (formerly The Citizens Trust Company of Indiana, N.A.,) trustee of the Plan. Additionally, the Plan invests in units of the following collective investment funds maintained by the trustee. Information regarding these transactions is as follows:


                                      (13)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS



                                                      INCOME FUND
                             ------------------------------------------------------------------
                                    1998                  1997                  1996
                             ------------------------------------------------------------------
                              SHARES     AMOUNT     Shares     Amount     Shares     Amount
                             ------------------------------------------------------------------
Balances, January 1           17,164   $2,660,105   16,325   $2,300,496   13,788   $1,897,404

  Purchases                    4,017      656,725    3,999      574,351    5,391      738,021
  Redemptions                 (1,724)    (305,225)  (3,160)    (454,842)  (2,854)    (388,369)
  Appreciation                            328,381               240,100                53,440
  Mergers                         41        6,550
                             ------------------------------------------------------------------

Balances, December 31         19,498   $3,346,536   17,164   $2,660,105   16,325   $2,300,496
                             ==================================================================

Percent of total fair value
  of investments                         5.97%                 5.41%                  6.03%
                                       =========             =========              =========




                                             INTERMEDIATE TERM INCOME FUND
                             --------------------------------------------------------------
                                   1998                  1997               1996
                             --------------------------------------------------------------
                             UNITS      AMOUNT      Units    Amount    Units    Amount
                             --------------------------------------------------------------
Balances, January 1           3,474   $   484,494    2,745   $356,834   2,143   $268,463

  Purchases                   4,109       583,153    1,089    145,491   1,331    167,492
  Redemptions                (7,583)   (1,078,857)    (360)   (48,274)   (729)   (92,374)
  Appreciation                             11,210              30,443             13,253
                             --------------------------------------------------------------

Balances, December 31             0   $         0    3,474   $484,494   2,745   $356,834
                             ==============================================================

Percent of total fair value
  of investments                            0%                 .98%               .94%
                                          ======             ========           ========



                                                  VALUE EQUITY FUND
                            ----------------------------------------------------------------
                                    1998                   1997                 1996
                            ----------------------------------------------------------------
                              UNITS     AMOUNT     Units       Amount     Units     Amount
                            ----------------------------------------------------------------
Balances, January 1          36,516   $1,665,666   21,876   $  781,917    6,509   $189,620

  Purchases                  23,833    1,168,489   17,627      692,798   16,842    530,275
  Redemptions               (16,745)    (846,125)  (2,987)    (121,785)  (1,475)   (47,629)
  Appreciation                           161,258               312,736             109,651
  Mergers                     1,117       55,677
                            ----------------------------------------------------------------

Balances, December 31        44,721   $2,204,965   36,516   $1,665,666   21,876   $781,917
                            ================================================================

Percent of total fair value of
  investments                           3.94%                 3.39%                2.05%
                                      =========             =========            =========


                                                   (14)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS



                                                         CORE EQUITY FUND
                                -----------------------------------------------------------------------
                                         1998                   1997                   1996
                                -----------------------------------------------------------------------
                                  SHARES      AMOUNT      Shares     Amount      Shares     Amount
                                -----------------------------------------------------------------------
Balances, January 1                97,516   $4,556,538    91,122   $3,249,901    82,935   $2,446,779

  Purchases                        12,571      643,407    15,476      620,593    18,839      604,197
  Redemptions                     (11,961)    (629,631)   (9,082)    (375,662)  (10,652)    (343,833)
  Appreciation                               1,280,935              1,061,706                542,758
  Mergers                           1,182       61,436
                                -----------------------------------------------------------------------

Balances, December 31              99,308   $5,912,685    97,516   $4,556,538    91,122   $3,249,901
                                =======================================================================

Percent of total fair value of
  investments                                 10.55%                  9.26%                  8.53%
                                            ==========              =========              =========





                                                        CNB BANCSHARES STOCK FUND
                                --------------------------------------------------------------------------------
                                         1998                       1997                      1996
                                --------------------------------------------------------------------------------
                                  UNITS        AMOUNT        Units        Amount       Units        Amount
                                --------------------------------------------------------------------------------
Balances, January 1             1,762,011   $35,304,157    1,734,553   $28,073,602   1,552,014   $15,856,851

  Purchases                       189,982     3,692,146      186,922     3,029,660     254,887     2,832,055
  Rollovers                                                                             59,218       684,187
  Redemptions                    (138,399)   (2,343,285)    (159,464)   (2,642,154)   (131,566)   (1,534,616)
  Appreciation                                1,119,166                  6,843,049                10,235,125
                                --------------------------------------------------------------------------------

Balances, December 31           1,813,594   $37,772,184    1,762,011   $35,304,157   1,734,553   $28,073,602
                                ================================================================================

Percent of total fair value of
  investments                                  67.42%                      71.75%                   73.64%
                                             ==========                  ==========               ==========




                                                  CITIZENS MONEY FUND
                                --------------------------------------------------------
                                           1998                        1997
                                --------------------------------------------------------
                                   UNITS         AMOUNT         Units        Amount
                                --------------------------------------------------------
Balances, January 1                 321,812   $    321,812            0   $         0

  Purchases                      10,839,668     10,839,668    4,512,990     4,512,990
  Redemptions                   (10,951,672)   (10,951,672)  (4,191,178)   (4,191,178)
                                --------------------------------------------------------

Balances, December 31               209,808   $    209,808      321,812   $   321,812
                                ========================================================

Percent of total fair value of
  investments                                       .37%                        .65%
                                                  ========                    ========


                                      (15)


CITIZENS INCENTIVE SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS


NOTE 6 - TAX STATUS

The Internal Revenue Service has advised that the Plan constitutes a qualified plan under Section 401 of the Internal Revenue Code and that the trust established under the Plan is therefore exempt from federal income taxes. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code and that the Plan was qualified and the related trust was tax exempt as of the financial statement date.


NOTE 7 - AFFILIATE MERGERS

During 1998, the AAK, Inc. 401(k) Plan merged into the Plan. This merger resulted in the transfer of $196,050 of assets at fair market value.


NOTE 8 - YEAR 2000

Like all entities, the Plan is exposed to risks associated with the Year 2000 Issue, which affects computer software and hardware; transactions with customers, vendors, and other entities; and equipment dependent upon microchips. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of the Year 2000 Issue on third parties with which the Plan does business. If remediation efforts of the Plan or third parties with which the Plan does business are not successful, the Year 2000 Issue could have negative effects on the Plan's financial condition and results of operations in the near term.


NOTE 9 - SUBSEQUENT EVENT

Effective January 1, 1999, approximately $435,000 of assets from the National Bancorp Employee Stock Ownership Plan were merged into the Plan.


                                      (16)


                             SUPPLEMENTAL SCHEDULES


                                      Page




                         CITIZENS INCENTIVE SAVINGS PLAN

            ITEM 27A-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1998
         EMPLOYER IDENTIFICATION NUMBER:  35-1568731   PLAN NUMBER:  002



                                        DESCRIPTION OF INVESTMENT
       IDENTITY OF ISSUE,                INCLUDING MATURITY DATE,
      BORROWER, LESSOR OR              RATE OF INTEREST, COLLATERAL,                         CURRENT
         SIMILAR PARTY                     PAR OR MATURITY VALUE             COST             VALUE
------------------------------------------------------------------------------------------------------

CASH EQUIVALENTS
  Fidelity Primary Obligations #59          2,138,982 units, 4.93%       $  2,138,982     $  2,138,982
  *Citizens Money Fund                        209,808 units, 4.86%            209,808          209,808
                                                                         -----------------------------
                                                                            2,348,790        2,348,790
                                                                         -----------------------------

MUTUAL FUNDS
  Fidelity Magellan Fund #021             Mutual fund, 18,479 units         1,652,457        2,225,620
  Scudder International Fund #68          Mutual fund, 22,283 units         1,071,804        1,085,159
  Spartan U.S. Equity Fund #650           Mutual fund, 9,080 units            348,294          399,255
                                                                         -----------------------------
                                                                            3,072,555        3,710,034
                                                                         -----------------------------
LOANS - Various Plan Participants          Participant Loan Notes
                                         Highest interest rate-10.0%
                                          Lowest interest rate-7.0%
                                              Through 9-12-12                                  728,045
                                                                         -----------------------------

COLLECTIVE INVESTMENT FUNDS
  *Value Equity Fund                            44,721 units                1,933,193        2,204,965
  *Core Equity  Fund                            99,308 units                3,034,460        5,912,685
  *Income Fund                                  19,498 units                2,626,636        3,346,536
  *CNB Bancshares Stock Fund                 1,813,594 units               20,180,603       37,772,184
                                                                         -----------------------------
                                                                           27,774,892       49,236,370
                                                                         -----------------------------

                                                                          $33,196,237     $56,023,239
                                                                         =============================



*Party-in-interest


                                                   (17)



                                                 CITIZENS INCENTIVE SAVINGS PLAN

                                          ITEM 27D-SCHEDULE OF REPORTABLE TRANSACTIONS
                               (TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS AT BEGINNING OF YEAR)
                                                 YEAR ENDED DECEMBER 31, 1998
                                EMPLOYER IDENTIFICATION NUMBER:  35-1568731   PLAN NUMBER:  002

                                                                                                       CURRENT VALUE
IDENTITY OF                                                                   EXPENSES                  OF ASSET ON
  PARTY                                  PURCHASE    SELLING     LEASE     INCURRED WITH   COST OF      TRANSACTION    NET GAIN
 INVOLVED     DESCRIPTION OF ASSETS       PRICE       PRICE      RENTAL     TRANSACTION     ASSET          DATE        OR (LOSS)
--------------------------------------------------------------------------------------------------------------------------------
Issuer     CNB Bancshares Stock Fund
             Purchases                  $3,692,146                                        $3,692,146    $3,692,146
             Sales                                   $2,703,526                            1,722,661     2,703,526     $980,865

Issuer     Citizens Money Fund
             Purchases                  10,839,668                                        10,839,668    10,839,668
             Sales                                   10,951,672                           10,951,672    10,951,672

Issuer     Fidelity Primary Obligations #59
             Purchases                   1,911,258                                         1,911,258     1,911,258
             Sales                                    1,330,637                            1,330,637     1,330,637



                                                             (18)